UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 31, 2019
(Date of earliest event reported)

PRINCIPAL EXCHANGE-TRADED FUNDS
(Exact name of registrant as specified in its charter)

Delaware	001-37475	See Below
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)
711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 235-9328
(Registrant’s telephone number, including area code)

This Form 8-K relates to the Principal International Multi-Factor Index ETF (82-2444394) series of Principal Exchange-Traded Funds.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Principal International Multi-Factor Index ETF	PXUS	The Nasdaq Stock Market LLC

[ ]
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company    [ ]

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note
The Current Report on Form 8-K filed on May 31, 2019 by Principal Exchange-Traded Funds is being amended to disclose the receipt, on May 31, 2019, of a deficiency letter from Nasdaq relating to Nasdaq Listing Rule 5705(b)(1)(A)(ii).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 7, 2019, the compliance staff of Nasdaq (the “Staff”) provided written notice to Principal Exchange-Traded Funds (the “Trust”) that it is not in compliance with the continued listing standard set forth in Nasdaq Listing Rule 5705(b)(9)(B)(i)(c) (the “Listing Rule”) with respect to Principal International Multi-Factor Index ETF (Nasdaq Symbol: PXUS) (the “Fund”), a series of the Trust. The Listing Rule requires that, in order to comply with Nasdaq continued listing standards, a listed company (such as a series of the Trust) must maintain a minimum of 50 record and/or beneficial shareholders.
On April 25, 2019, the Trust’s Board approved (i) a Plan of Liquidation and Termination for the Fund, (ii) the voluntary delisting of the Fund’s shares of beneficial interest (the “Shares”) from The Nasdaq Stock Market LLC (the “Exchange”), and (iii) the termination of registration of the Fund’s Shares under section 12 (b) of the Securities Exchange Act of 1934 (the “Act”) because the Fund was unable to regain compliance with the Listing Rule. On May 31, 2019, the Staff provided written notice to the Trust that it is not in compliance with the continued listing standard set forth in Nasdaq Listing Rule 5705(b)(1)(A)(ii) with respect to the Fund, which requires Index Fund Shares listed on The Nasdaq Global Market be "issued by such an open-end management investment company in a specified aggregate minimum number in return for a deposit of specified numbers of shares of stock and/or a cash amount, a specified portfolio of fixed income securities and/or a cash amount and/or a combination of the above, with a value equal to the next determined net asset value." The Trust's Prospectus filed April 30, 2019 stated that the Fund would no longer accept creation orders after May 22, 2019.
Pursuant to Rule 12d2-2(c)(2)(ii) of the Act, the Trust submitted a notice to the Exchange on May 31, 2019 notifying the Exchange of the Fund’s voluntary withdrawal of its Shares from listing on the Exchange and the Fund’s intention to terminate the registration of the Fund’s Shares under section 12 (b) of the Act.
Additionally, pursuant to Rule 12d2-2(c)(2)(iii) of the Act, the Trust published notice of its intention to withdraw the Fund’s Shares from listing on the Exchange and to terminate the registration of the Fund’s Shares under section 12 (b) of the Act by filing this Form 8-K with the Securities and Exchange Commission on May 31, 2019, which is also available on its website at https://www.principalfunds.com/fund/PXUS.
The Trust expects to file Form 25 on June 11, 2019 in order to withdraw the Fund’s Shares from listing on the Exchange and to terminate the Fund’s registration of the Fund’s Shares under section 12 (b) of the Act. It is anticipated that the delisting will become effective on June 21, 2019, 10 days after filing the Form 25. It is anticipated that the termination of registration will become effective on or before September 9, 2019, 90 days after filing the Form 25 . The Fund will liquidate following the delisting.

Forward-Looking Statements
This report contains certain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as “intend,” “anticipate,” “believe,” “expect,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including when the Trust expects to file Form 25, when the delisting will be effective, when the termination of registration will be effective, and other factors disclosed by the Trust from time to time in its filings with the Securities Exchange Commission. As a result of these factors, the Trust's actual results may differ materially from those indicated or implied by such forward looking statements. Except as required by law, the Trust disclaims any obligation to publicly update such statements.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL EXCHANGE-TRADED FUNDS

By:     /s/ Michael J. Beer
Name:    Michael J. Beer

Title:	Director, President and Chief Executive Officer

Date:    May 31, 2019